Exhibit 99.1

FOR IMMEDIATE RELEASE

Medalist Diversified REIT Provides Update on its Commercial and Hotel Properties

Richmond, Virginia, July 9, 2020 – Medalist Diversified REIT, Inc. (Nasdaq: MDRR) (the “Company”) a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions, is pleased to provide this property update.

Commercial Properties

Our company owns three retail properties and one flex center property in the Southeast. As of today, July 9, 2020, all of them are open and operating except for one tenant at the Ashely Plaza Property. Planet Fitness will remain closed until authorized to reopen by the North Carolina government but has paid its July rent in full. The following illustrates the occupancy rate for each property as of the date of this press release:

Hanover Square Shopping Center – Located in Mechanicsville Virginia – 100% occupied

Ashley Plaza Shopping Center - Located in Goldsboro, North Carolina – 98% occupied

Franklin Square Shopping Center - Located in Gastonia, North Carolina – 83.3% occupied

Brookfield Flex/Industrial Center – Located in Greenville, North Carolina – 93% occupied

Overall, during the month of June we received 74% of contractual base rents. We have agreed to various rent deferrals and abatements with a few of our tenants and continue to work with other tenants on similar arrangements. We are in active discussions with our tenants to bring all accounts current in their contractual rents. There can be no assurance that all payment deferral plans will be consummated on the agreed-upon terms and/or if consummated, repaid as required by terms of the agreement.

Hotels Properties

Though the REIT’s hotel properties (the Hampton Inn and the Clemson Best Western Property) have experienced a reduction in occupancy rates due to COVID-19, we are pleased to announce that both hotels are open and operating. The Hampton Inn Property in Greensboro, North Carolina has a current month to date occupancy rate of 57% but is trending positively with a current occupancy rate of 78% as of the date of this press release. We mainly attribute this growth in occupancy to a rolling 30-day contract with the City of Greensboro that provides shelter for government subsidized families in the area. The Clemson Best Western Plus Hotel in Clemson, South Carolina has a current month to date occupancy rate of 24% but is trending positively with a current occupancy rate of 34% as of the date of this press release. We expect occupancy to increase at the Clemson Best Western if Clemson University opens on the announced date of August 14th, but we can provide no assurance that occupancy will actually increase and/or Clemson University opens on the date or terms expected at all.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions. The Company's strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to property management while monitoring the middle market real estate markets in the southeast for acquisition opportunities and disposal of properties as considered appropriate. For more information on Medalist, please visit the Company website at https://www.medalistreit.com.

Safe Harbor Disclosure

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the most recent Prospectus filed with the SEC on February 14, 2020, and in the Company’s other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.